FILED PURSUANT TO RULE 424(b)(5)

REGISTRATION NO. 333-231871

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, par value $0.01 per share	6,200,000	$31.93	$197,966,000	$23,993.48

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement shall also cover any additional shares of our common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of our common stock.

(2)	Includes 5,351,741 shares issuable under stock options with a weighted average exercise price of $32.31.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon the weighted average of (i) 5,351,741 shares issuable under stock options with a weighted average exercise price of $32.31, calculated in accordance with Rule 457(h), and (ii) 848,259 shares with a market price of $29.51, which is the average of the high and low prices per share of Common Stock in the “when-issued” trading market as reported on the New York Stock Exchange on May 28, 2019, calculated in accordance with Rule 457(c).

EXPLANATORY NOTE

On June 1, 2019, DowDuPont Inc. (“DowDuPont”) is expected to complete the separation of its agriculture business by way of a pro rata distribution of all of the then issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) of Corteva, Inc. (the “Company”) to DowDuPont’s stockholders (the “Separation”). In connection with the Separation, DowDuPont, the Company and Dow Inc. (“Dow”) entered into an Employee Matters Agreement, effective as of April 1, 2019 (as it may be amended from time to time, the “Employee Matters Agreement”), which provides, among other things, that:

•

certain outstanding equity awards granted under DowDuPont’s equity compensation programs and held upon the Separation by (i) individuals employed by the Company or its subsidiaries as of the Separation and individuals whose last employment with DowDuPont or its affiliates prior to the Separation was with the Company or one of its subsidiaries or otherwise in the business operated by those companies (collectively the “Corteva Group”) will be assumed by the Company and converted into equity awards issued by the Company that are denominated in shares of Common Stock, and (ii) certain employees with no defined future role and current or former employees of the historical group of E. I. du Pont de Nemours and Company companies who will not be employees of any of the Company, Dow or DowDuPont or any of their respective subsidiaries following the distributions will convert into equity awards denominated in the common stock of both the Company and DowDuPont so as to preserve the aggregate intrinsic value of the original award (collectively, the “Employer Method Awards”); and

•

certain outstanding equity awards granted under DowDuPont’s equity compensation programs and outstanding upon the Separation (the “Shareholder Method Awards”) shall convert into three equity awards, one each denominated in the common stock of DowDuPont, the common stock of Dow and the Common Stock.

The Employer Method Awards and the Shareholder Method Awards, in each case to the extent denominated in Common Stock, will be issued by the Company under the Corteva, Inc. 2019 Omnibus Incentive Plan (the “Plan”) and in accordance with the terms of the Employee Matters Agreement (such awards, to the extent not eligible for registration on Securities and Exchange Commission Form S-8, “Covered Awards”). This prospectus supplement covers shares of Common Stock that may become issued and outstanding upon the exercise, settlement or vesting of any Covered Awards, whether or not the individuals who hold such awards are directors, officers, employees or other service providers of the Company or its subsidiaries. This prospectus supplement also covers any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 31, 2019)

Corteva, Inc.

6,200,000 Shares

Common Stock

We are registering a total of up to 6,200,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), that may be acquired pursuant to certain awards granted under the Corteva, Inc. 2019 Omnibus Incentive Plan (the “Plan”). The Plan was created and adopted by Corteva, Inc. (the “Company”) in connection with the separation of the Company from DowDuPont Inc. (“DowDuPont”) on June 1, 2019 by way of a pro rata distribution of all of the Company’s outstanding Common Stock to DowDuPont stockholders (the “Separation”).

The Separation was preceded by the separation of Dow Inc. (“Dow”) on April 1, 2019 (together with the Separation, the “Separations”). The separation of the Company, which holds the assets and liabilities associated with DowDuPont’s agriculture business (in addition to any assets and liabilities allocated to the Company pursuant to the agreement governing the Separations), is the second step in DowDuPont’s separation into three independent, publicly traded companies. The remaining company, which following the Separation will hold only the assets and liabilities associated with DowDuPont’s specialty products business (in addition to any assets and liabilities allocated to DowDuPont pursuant to the agreement governing the Separations) will be renamed “DuPont de Nemours, Inc.” and is referred to herein as “New DuPont.” In connection with the Separations, DowDuPont, the Company and Dow entered into an Employee Matters Agreement effective as of April 1, 2019 (as it may be amended, the “Employee Matters Agreement”). The Separations are described in more detail in the information statement made available to DowDuPont stockholders in connection with the Separation, which is filed as Exhibit 99.1 to the registration statement on Form 10 (File No. 001-38710), as initially filed on October 18, 2018, as amended by Amendment No. 1 on December 19, 2018, Amendment No. 2 on March 19, 2019, Amendment No. 3 on April 16, 2019, and Amendment No. 4 on May 6, 2019 (as amended, the “Form 10”).

The Plan authorizes the Company to grant equity-based incentive awards to its and its subsidiaries’ eligible employees, directors, officers, independent contractors, consultants, advisors and other individuals following the Separation. It also authorizes the Company to grant awards to holders of the following awards:

•

equity awards granted under DowDuPont’s equity compensation programs and held upon the Separation by (i) individuals whose last employment with DowDuPont or its affiliates prior to the Separation was with the Company or one of its subsidiaries or otherwise in the business operated by those companies and (ii) individuals with no defined future role and current or former employees of the historical group of E. I. du Pont de Nemours and Company companies who will not be employees of any of the Company, Dow or DowDuPont following the distributions (the “Employer Method Awards”); and

•

equity awards granted under DowDuPont’s equity compensation programs and outstanding upon the Separation (the “Shareholder Method Awards”) that pursuant to the Employee Matters Agreement convert into three equity awards, one each denominated in the common stock of DowDuPont, the common stock of Dow and the Common Stock.

The Employer Method Awards and the Shareholder Method Awards, to the extent denominated in Common Stock, in each case to the extent not eligible for registration on Securities and Exchange Commission Form S-8 are referred to herein collectively as “Covered Awards.”

The Covered Awards will generally remain in effect pursuant to their existing terms and the terms of the plan under which they were originally granted. All awards granted under the Plan are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes.

The Common Stock will be listed under the New York Stock Exchange under the symbol “CTVA.”

See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about important factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated May 31, 2019.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, the terms “Company,” “Corteva,” “CTVA,” “we,” “us,” and “our” refer to Corteva, Inc. and its consolidated subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering of Common Stock. This prospectus supplement also adds and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We will file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	the Form 10;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 31, 2019; and

•	our Current Reports on Form 8-K, filed with the SEC on May 31, 2019 and May 31, 2019.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference contain, or will contain, forward-looking statements within the meaning of the federal securities laws, including the Exchange Act and the Private Securities Litigation Reform Act of 1995, which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about our strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, financial results and expected benefits from the separation of us from DowDuPont, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond our control. While the lists of factors presented in this prospectus supplement, the accompanying prospectus and any documents incorporated herein by reference, including the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and our reports and other documents filed with the SEC, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our business, results of operations and financial condition.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and any documents incorporated herein by reference. We disclaim and do not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our Common Stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in the Form 10, our Quarterly Report on Form 10-Q and any updates to such risks in subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our financial statements and the notes thereto incorporated by reference into this prospectus supplement before making an investment decision.

OUR COMPANY

We were formed on March 16, 2018 as a wholly-owned subsidiary of DowDuPont, to serve as a holding company for the agriculture business of DowDuPont. On May 6, 2019, the board of directors of DowDuPont approved the distribution of all the then issued and outstanding shares of our common stock. The distribution of our common stock will occur on June 1, 2019 by way of a pro rata dividend to DowDuPont stockholders, at which time we will become an independent, publicly traded company.

Corteva combines the DuPont Pioneer, Dow AgroSciences and DuPont Crop Protection businesses to create a stronger global provider of agricultural products. We are recognized by farmers as a leader in the seed and crop protection markets globally. Our seed platform develops and supplies high quality germplasm combined with advanced traits to produce higher yields for farmers around the world. Our crop protection platform supplies products to protect crop yields against weeds, insects and disease enabling farmers to achieve optimal results. The combination of these leading platforms creates one of the broadest portfolios of agriculture solutions in the industry. Our strategy is to provide farmers with the right mix of seeds, crop protection and digital solutions to maximize their yields and improve their profitability, while strengthening customer relationships and ensuring an abundant food supply for a growing global population. Our goal is to achieve a best-in-class cost structure, versus our peers, creating a lean organization more focused on the customer.

Our principal office is located at 974 Centre Road, Wilmington, Delaware 19805 and our telephone number is 302-485-3000. We maintain a website at www.corteva.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Additional information concerning us and our subsidiaries is included in the documents filed with the SEC and incorporated herein by reference. See the discussion under “Where You Can Find More Information.”

THE OFFERING

Issuer	Corteva, Inc., a Delaware corporation.

Common stock offered	6,200,000 shares of common stock, par value $0.01 per share, all of which may be acquired pursuant to Covered Awards granted under the Plan.

Use of proceeds	Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the stock options. We cannot estimate the amount of any such proceeds at this time.

New York Stock Exchange symbol	“CTVA”

RISK FACTORS

Investing in our securities involves risks. See the risk factors described in Exhibit 99.1 of the Form 10 and our most recent Quarterly Report on Form 10-Q (together with any material changes thereto contained in subsequently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the stock options. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus covers the shares of Common Stock that will be issued to holders of Covered Awards. We are offering these shares of Common Stock directly to the holders of Covered Awards according to the terms of their award agreements and the Plan. We are not using an underwriter in connection with this offering. The Common Stock will be listed for trading on the New York Stock Exchange.

The terms of the Covered Awards that will be granted under the Plan are more fully described below under “Description of Award Adjustments” and “Summary of the Corteva, Inc. 2019 Omnibus Incentive Plan.”

DESCRIPTION OF AWARD ADJUSTMENTS

In connection with the Separations, DowDuPont, Dow and the Company agreed that outstanding DowDuPont equity awards would be adjusted using the following principles:

•	For each award recipient, the intent is to maintain the economic/intrinsic value of those awards before and after the date of each of the Separations, as applicable; and

•	The material terms of the equity awards, such as vesting conditions and treatment upon termination of employment, will generally continue unchanged.

Depending on certain factors, relating to the type, timing and holder of the equity awards, the awards may be adjusted using either the “employer method” (in the case of individuals holding Employer Method Awards) or the “shareholder method” (in the case of individuals receiving Shareholder Method Awards) as more fully described, and subject to certain exceptions noted, in the information statement filed as Exhibit 99.1 to the Form 10 under the section entitled “Treatment of Equity Awards Outstanding at the Time of the Distribution” and in the Employee Matters Agreement.

LEGAL MATTERS

The validity of the issuance of our Common Stock offered hereby has been passed on by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of E. I. du Pont de Nemours and Company incorporated in this prospectus by reference to the Registration Statement on Form 10 of Corteva, Inc. (File No. 001-38710) have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of the Dow Agricultural Sciences Business (the “Business”) as of December 31, 2018 and 2017 and for the three years in the period ended December 31, 2018, incorporated in this prospectus by reference from the Amendment No. 4 of the Registration Statement on Form 10 of Corteva, Inc. filed on May 6, 2019, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an emphasis of a matter paragraph regarding an inclusion of allocations of certain expenses from The Dow Chemical Company, which allocations may not reflect the expenses the Business would have incurred as a stand-alone company and a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification Topic 606, Revenue From Contracts with Customers). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

SUMMARY OF THE CORTEVA, INC. 2019 OMNIBUS INCENTIVE PLAN

The following is a summary of certain important features of the Plan, effective as of June 1, 2019, and the awards that may be granted from time to time under the Plan. Please review this summary carefully so that you understand the rights and the benefits you receive pursuant to Covered Awards granted to you under the Plan as well as the restrictions that apply to the awards and the Common Stock that you may receive under the Plan.

Additional information about the Plan may be obtained without charge by contacting the Company’s HR Service Center at 1-888-244-7570 or by e-mail at hrdirectservicecenter-us@corteva.com.

You may request a copy of the Plan document using the above contact information. Should there be a conflict between this summary and the Plan document, the provisions of the Plan document shall prevail.

Overview

The Covered Awards were originally issued under the E. I. du Pont de Nemours and Company Equity and Incentive Plan, the E. I. du Pont de Nemours and Company Stock Performance Plan and The Dow Chemical Company 2012 Stock Incentive Plan. Covered Awards granted before consummation of the mergers, effective August 31, 2017, involving DowDuPont, Dow and E. I. du Pont de Nemours and Company (the “DuPont/Dow Merger”) were converted, effective as of consummation of DuPont/Dow Merger, into awards denominated in the common stock of DowDuPont. Corteva, Inc., a Delaware corporation (the “Company”), the principal United States offices of which are located at 974 Centre Road, Wilmington, Delaware 19805. This prospectus supplement relates to the Common Stock that may be issued upon exercise or settlement of your Converted Awards.

Introduction; General Plan Information

What is the purpose of the Plan and when will the Plan become effective?

The Plan will become effective June 1, 2019. The purposes of the Plan are to provide additional incentives to selected employees, directors, independent contractors and consultants of the Company or certain affiliates of the Company whose contributions are essential to the success of the Company, in order to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.

What types of awards will be provided under the Plan?

The Plan provides for the grant of options (which may include “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), share appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”), other share-based awards and cash awards.

Who is eligible to participate in the Plan?

Awards may be granted to any employee, director, independent contractor or consultant of the Company or any affiliate of the Company who has been selected as an eligible recipient by the Administrator. However, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, options and SARs may only be granted to an employee, director, or independent contractor or consultant of the Company or any affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

How is the Plan administered?

The Plan may be administered by the Company’s board of directors (the “Board”) or by a committee of directors designated by the Board (the “Administrator”). To the extent permitted by applicable laws, the Administrator may delegate, subject to such limitations as it may provide, some or all of its power and authority under the Plan to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, or a combination thereof, and the Administrator or any individuals to whom it has delegated duties or powers may employ one or more individuals to render advice with respect to any responsibility that the Administrator or such individuals may have under the Plan. Subject to the discretion of the Board, any committee of directors designated to serve as the Administrator will be composed of two or more individuals who each meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

The Administrator has broad administrative authority to interpret the Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Plan. Pursuant to its administrative authority, the Administrator may, among other things: (i) select the persons who will receive awards and determine the types of awards to be granted, (ii) determine the terms and conditions of those awards, including the exercise price or other purchase price of an award, the number of shares of Common Stock subject to awards, the term of the awards and the vesting schedule applicable to awards, (iii) amend the terms and conditions of outstanding awards, and (iv) otherwise supervise the administration of the Plan and exercise all powers and authorities either specifically granted under the Plan or necessary and advisable for the administration of the Plan.

What is the duration of the Plan?

The Plan shall terminate on June 1, 2029, unless extended. The Plan may be terminated earlier by the Board, but it shall remain in effect with respect to awards outstanding at the time of termination.

Can awards be adjusted?

The Plan provides that, in the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or a similar corporate event affecting the Common Stock (a “change in capitalization”), the Administrator will make an equitable substitution or proportionate adjustment in (i) the number of shares of Common Stock reserved under the Plan, (ii) the kind, number of securities subject to, and the exercise price or base price of any outstanding options and SARs granted under the Plan, (iii) the kind, number and purchase price of Common Stock, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs, and other share-based awards granted under the Plan, and (iv) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto). With respect to awards subject to foreign laws, the adjustments will be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to incentive stock options will be made only to the extent that the adjustments do not constitute a “modification” within the meaning of Section 424(h) of the Code. The Administrator’s determinations will be final, binding and conclusive.

Can the Plan be amended, suspended or discontinued?

The Plan provides that the Board may amend, alter or terminate the Plan, or amend any outstanding awards, but participant consent is required if the action would impair the participant’s rights with respect to outstanding awards. Shareholder approval of an amendment, alteration or termination will be obtained if required to comply with applicable law.

What law governs the Plan?

The Plan and any awards made pursuant to the Plan are subject to and shall be interpreted in accordance with Delaware law and U.S. federal law.

Is the Plan tax-qualified or subject to ERISA?

No. The Plan is not governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Plan is not a “qualified retirement plan” under section 401(a) of the Code.

Covered Award Conversion

Employer Method

DowDuPont stock options and restricted stock units, other than those granted to employees on February 15, 2018 (and other awards granted to certain executives designated by the DowDuPont Compensation Committee), will generally be adjusted using the “employer method” as follows:

•

At the time of the Dow distribution, all DowDuPont equity awards held by individuals who were or became employees of Dow at such time were converted into awards of Dow and all equity awards held by employees who remained with DowDuPont remained awards of DowDuPont, in each case, with appropriate adjustments to the number of awards and, in the case of stock options, the exercise price, to account for the separation and distribution of Dow from DowDuPont.

•

At the time of the Separation, all DowDuPont equity awards held by individuals who are employees of the Company at such time will be converted into awards of the Company and all equity awards held by employees who remain with New DuPont will remain awards of New DuPont (except that awards held by certain employees with no defined future role will convert into awards covering both the Company and New DuPont), in each case, with appropriate adjustments to the number of awards and, in the case of stock options, the exercise price, to account for the Separation.

Shareholder Method

DowDuPont (i) stock options and RSUs granted on February 15, 2018, (ii) performance-based RSUs and restricted stock awards and (iii) awards held by non-employee directors of DowDuPont and certain executives designated by the DowDuPont People and Compensation Committee will generally be adjusted using the “shareholder method” as follows:

•

At the time of the Dow distribution, all such equity awards were converted into awards of each of Dow and DowDuPont and adjusted based on the Dow distribution ratio of 1 share of Dow common stock for every three shares of DowDuPont common stock and the relative closing share price of DowDuPont common stock immediately prior to the Dow distribution and the opening price of Dow common stock immediately after the Dow distribution.

•

At the time of the Separation, the DowDuPont awards will be further converted into awards of each of New DuPont and the Company and adjusted based on the distribution ratio in the Separation of one share of Common Stock for every three shares of DowDuPont common stock and the relative closing share price of DowDuPont common stock immediately prior to the Separation and the opening prices of both the Company and New DuPont common stock immediately after the Separation.

The treatment of outstanding equity awards described above is generally applicable for all holders of DowDuPont equity awards. Certain exceptions may apply, including:

•	The treatment of outstanding equity awards may vary in certain non-U.S. jurisdictions to the extent required by applicable law.

•

Outstanding equity awards which generally are to be adjusted under the “employer method” and which are held by current or former employees of the historical group of E. I. du Pont de Nemours and Company companies who will not be an employee of any of the Company, Dow or New DuPont following the distributions will be, at the time of the Separation, adjusted such that they will convert into awards covering the common stock of both the Company and New DuPont, with appropriate adjustments to maintain the economic/intrinsic value of the award.

Covered Award Terms

What are the terms of my Covered Award?

At the time of grant, you were given an award agreement that set forth the number of shares covered by your award and any other terms or conditions that apply to it. If granted before the DuPont/Dow Merger, your original award was adjusted upon consummation of the DuPont/Dow Merger as previously communicated to you.

As discussed above under “Covered Award Conversion,” your original award is being adjusted pursuant to the terms applicable to Covered Awards, and accordingly your award will be adjusted from its original terms in connection with the Separations. Please read the applicable award agreement carefully together with the information previously provided to you regarding its treatment in the DuPont/Dow Merger (if applicable) and the information set forth in or referenced in this prospectus supplement so that you understand the terms applicable to your Covered Awards.

Restrictions On Transfer And Sale

Are my Covered Awards transferable?

Generally, you cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate your Covered Award, other than by the laws of descent and distribution, depending on the terms of the Plan and/or your award agreement. Your Covered Awards that are options or SARs (if applicable) shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your guardian or legal representative.

What restrictions might apply to the shares of Common Stock I acquire?

All certificates for shares of Common Stock or other securities delivered under the Plan pursuant to any award or the exercise thereof shall be subject to (including, without limitation, any Company restrictions pursuant to the Company’s insider trading policy) such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares or other securities are then listed, and any applicable Federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

U.S. Income Tax Implications

The following discussion of certain relevant United States federal income tax effects reflects general tax principles applicable to Covered Awards granted under the Plan and is a summary only, and reference is made to the Internal Revenue Code of 1986, as amended (the “Code”) for a complete statement of all relevant federal tax provisions.

This prospectus supplement contains only a summary of certain of the United States federal income tax consequences relating to U.S. residents under the Plan. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Plan or on a Plan participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Plan.

BECAUSE OF THE COMPLEXITIES INVOLVED IN THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS TO SPECIFIC CIRCUMSTANCES, AND THE UNCERTAINTIES AS TO POSSIBLE FUTURE CHANGES IN THE TAX LAWS, IT IS STRONGLY URGED THAT EACH PARTICIPANT CONSULT A TAX ADVISOR WITH RESPECT TO THE PARTICIPANT’S OWN SITUATION.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and the employer will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the employer will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in those shares will be equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options

A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and the employer will not be entitled to a tax deduction at that time. The exercise of a Covered Award that is an incentive stock option will not result in taxable income to the participant so long as the participant was an employee of the granting company or a subsidiary on the date of the grant of the option and remained an employee of the issuer of the option for the period then beginning and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled), without a break in service. The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise. If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of the shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the employer will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the employer will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Share Appreciation Rights

A participant generally will not recognize taxable income upon the grant of a SAR. Rather, at the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any Common Stock received. The employer generally will be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income. The participant’s tax basis in any Common Stock received will be the fair market value on the date of exercise, and if the Common Stock is later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares

A participant generally will not be taxed upon the grant of a restricted share, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The participant’s tax basis in the shares will equal the fair market value of the shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that the shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The employer generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for the employer. Upon the settlement of an RSU, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the employer generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other share-based awards and cash awards granted under the Plan, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any Common Stock or other property received will be ordinary income to the participant, and the employer generally will be entitled to a tax deduction at the same time and in the same amount.

Certain Additional Information

For each person who receives a Covered Award under the Plan, we will make available without charge, upon written or oral request, a copy of each document that we incorporate by reference into Item 3 of Part II of the Registration Statement on Form S-8 that we will file with the SEC relating to the Plan, and which we also hereby incorporate by reference into this prospectus supplement.

Generally, these documents include:

•	the Form 10;

•	our Annual Reports on Form 10-K;

•	our Quarterly Reports on Form 10-Q;

•	certain of our Current Reports on Form 8-K;

•

the description of the Common Stock, which is contained in the information statement filed as Exhibit 99.1 to the Form 10, under the heading “Description of Our Capital Stock,” including any amendments or reports filed for purposes of updating such description; and

•	all other documents we file with the SEC from time to time pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the Registration Statement(s).

Also available without charge, upon written or oral request, are copies of all other documents we are required to deliver pursuant to Rule 428(b) under the Securities Act of 1933. Generally, these documents include other materials that we may distribute to our shareholders generally.

All such requests for documents should be directed to the Company’s HR Service Center at 1-888-244-7570 or by e-mail to hrdirectservicecenter-us@corteva.com.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and other documents referred to in this prospectus supplement and the accompanying prospectus. The Company has not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the cover of the document.

Prospectus

Corteva, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

and

Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•

purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 3 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock will be listed on the New York Stock Exchange (“NYSE”) under the trading symbol “CTVA.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Corteva,” the “Company,” “we,” “our” and “us” refer to Corteva, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Registration Statement on Form 10 (File No. 001-38710) (as amended, the “Form 10”);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 31, 2019; and

•	our Current Report on Form 8-K, filed with the SEC on May 31, 2019.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Corteva, Inc.

974 Centre Road

Wilmington, Delaware 19805

(302) 485-3000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain, or will contain, forward-looking statements within the meaning of the federal securities laws, including the Exchange Act and the Private Securities Litigation Reform Act of 1995, which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about our strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, financial results and expected benefits from the separation of us from DowDuPont, Inc. (“DowDuPont”), are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond our control. While the lists of factors presented in this prospectus, any accompanying prospectus supplement and any documents incorporated herein by reference, including the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC, are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our business, results of operations and financial condition.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and any documents incorporated herein by reference. We disclaim and do not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law.

THE COMPANY

We were formed on March 16, 2018 as a wholly-owned subsidiary of DowDuPont, to serve as a holding company for the agriculture business of DowDuPont. On May 6, 2019, the board of directors of DowDuPont approved the distribution of all the then issued and outstanding shares of our common stock. The distribution of our common stock is expected to occur on June 1, 2019 by way of a pro rata dividend to DowDuPont stockholders, and upon such distribution, we will become an independent, publicly traded company.

Corteva combines the DuPont Pioneer, Dow AgroSciences and DuPont Crop Protection businesses to create a stronger global provider of agricultural products. We are recognized by farmers as a leader in the seed and crop protection markets globally. Our seed platform develops and supplies high quality germplasm combined with advanced traits to produce higher yields for farmers around the world. Our crop protection platform supplies products to protect crop yields against weeds, insects and disease enabling farmers to achieve optimal results. The combination of these leading platforms creates one of the broadest portfolios of agriculture solutions in the industry. Our strategy is to provide farmers with the right mix of seeds, crop protection and digital solutions to maximize their yields and improve their profitability, while strengthening customer relationships and ensuring an abundant food supply for a growing global population. Our goal is to achieve a best-in-class cost structure, versus our peers, creating a lean organization more focused on the customer.

Our principal office is located at 974 Centre Road, Wilmington, Delaware 19805 and our telephone number is (302) 485-3000. We maintain a website at www.corteva.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Additional information concerning us and our subsidiaries is included in the documents filed with the SEC and incorporated herein by reference. See the discussion under “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in Exhibit 99.1 of the Form 10 and our most recent Quarterly Report on Form 10-Q (together with any material changes thereto contained in subsequently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered. As used in the following summary descriptions of the various securities that may be offered and sold from time to time, the terms “Corteva,” the “company,” “we,” “our” and “us” refer to Corteva, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 1,666,666,667 shares of common stock, par value $0.01 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share. The number of authorized shares of any class may be increased or decreased by an amendment to our certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

As of June 1, 2019, we expect there will be 748,814,970 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Common Stock

Except as otherwise provided for by resolution or resolutions of our board of directors with respect to the issuance of any series of preferred stock or by the DGCL, the holders of outstanding shares of our common stock have the exclusive right to vote on all matters requiring stockholder action. On each matter on which holders of our common stock are entitled to vote, each outstanding share of such common stock will be entitled to one vote. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of our common stock have equal rights of participation in the dividends and other distributions in cash, stock or property of Corteva when, as and if declare thereon by our board of directors from time to time out of assets or funds of Corteva legally available therefor and have equal rights to receive the assets and funds of Corteva available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of Corteva, whether voluntary or involuntary.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 250,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, the shares of such series will have such voting powers, full or limited, if any, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issue of such series, adopted by our board of directors. The authority of our board of directors with respect to such series includes, but is not limited to, the determination or fixing of the following:

•	the designation of the series;

•

the number of shares within the series, which number the board of directors may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of Corteva, and whether such dividends will be cumulative or non-cumulative;

•

whether the shares of such series will be subject to redemption by Corteva, in whole or in part, at the option of Corteva or of the holders thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

•

whether or not the shares of such series will be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of Corteva or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of shares of such series will be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

•	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, Corteva.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in our certificate of incorporation and bylaws as well as the DGCL may make it more difficult to acquire control of Corteva or remove our management.

Structure of Board

Our board of directors is elected annually. Our bylaws provide that each director will hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor is duly elected and qualified. The Corteva board, in accordance with our bylaws, will consist of between 6 and 16 directors, with the number of directors to be determined only by resolution adopted by a majority of the entire board. Furthermore, subject to the provisions of our certificate of incorporation and the rights of the holders of any class or series of preferred stock to elect directors, any vacancies on the board caused by death, removal or resignation of any director or any other cause, and any newly created directorships resulting from an increase in the authorized number of directors, will be permitted to be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. This provision could prevent a stockholder from obtaining majority representation on our board of directors by allowing our board of directors to enlarge and fill the new directorships with our board of director’s own nominees.

Removal of Directors

In accordance with the DGCL and subject to the rights of the holders of any class or series of preferred stock, the entire board of directors or any individual director may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of Corteva then entitled to vote generally in the election of directors, voting as a single class.

Advance Notice of Proposals and Nominations

Our bylaws provide that stockholders must give timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Generally, to be timely, a stockholder’s notice will be required to be delivered to the Secretary of Corteva not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date we first mailed its proxy materials for the preceding year’s annual meeting. Our bylaws also specify the form and content of a stockholder’s notice.

Limits on Special Meetings

Our bylaws provide that special meetings of stockholders may be called by order of our board of directors or by written request of stockholders holding together at least 25% of all the shares of Corteva entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Amendment of the Bylaws

Our board of directors is authorized to amend, alter, change, adopt and repeal our bylaws by the affirmative vote of a majority of total directors present or by unanimous consent. Stockholders also have the power to amend, alter, change, adopt and repeal our bylaws by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of Corteva then entitled to vote generally in the election of directors, voting as a single class.

Takeover Statutes

Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder. We did not opt out of the protections of Section 203 of the DGCL. As a result, the statute applies to Corteva.

Exclusive Forum

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Corteva, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Corteva director, officer or other employee to Coteva or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Our bylaws also provide that we are entitled to equitable relief, including injunction and specific performance, to enforce such provisions regarding forum. These provisions do not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act or the respective rules and regulations promulgated thereunder.

Listing

Our common stock will be listed on NYSE under the symbol “CTVA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The debt securities will be unsecured and will be the sole obligation of Corteva. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part, which you should review for additional information. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	any limitations on recourse to subsidiaries of Corteva;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of E. I. du Pont de Nemours and Company incorporated in this prospectus by reference to the Registration Statement on Form 10 of Corteva, Inc. (File No. 001-38710) have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of the Dow Agricultural Sciences Business (the “Business”) as of December 31, 2018 and 2017 and for the three years in the period ended December 31, 2018, incorporated in this prospectus by reference from the Amendment No. 4 of the Registration Statement on Form 10 of Corteva, Inc. filed on May 6, 2019, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an emphasis of a matter paragraph regarding an inclusion of allocations of certain expenses from The Dow Chemical Company, which allocations may not reflect the expenses the Business would have incurred as a stand-alone company and a change in the method of accounting for revenue due to the adoption of Accounting Standards Codification Topic 606, Revenue From Contracts with Customers). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.